UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 30, 2004

BROWN JORDAN INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

0-25246	63-1127982

(Commission File Number)	(IRS Employer Identification No.)

1801 North Andrews Avenue, Pompano Beach, Florida	33069

(Address of Principal Executive Offices)	(Zip Code)

(954) 960-1100

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

     On December 30, 2004, Brown Jordan International, Inc. (“Company”) entered into Waiver and Amendment No. 3 (“Amendment”) to the Loan and Security Agreement, dated as of March 31, 2004, as amended (“Revolver”), with the financial institutions set forth on the signature pages thereto and GMAC Commercial Finance LLC, as Agent. The Amendment, among other things, provided for a $5 million supplemental advance (“Supplemental Advance”). The new Supplemental Advance does not increase the aggregate $90 million facility amount under the Revolver, but it is not subject to the Revolver’s borrowing base calculation.

     The Supplemental Advance carries interest at a Eurodollar Rate plus 450 basis points or a Base Rate plus 250 basis points. It is due and payable on May 1, 2007, the maturity date of the Revolver. The Supplemental Advance may be used for the Company’s working capital needs. The applicable margin for Eurodollar borrowings under the Revolver (other than the Supplemental Advance) increased to 275 basis points, and the applicable margin for Base Rate borrowings under the Revolver (other than the Supplemental Advance) increased to 75 basis points, subject to, in each case, reduction upon the happening of certain events.

     Pursuant to the Amendment, the Company must maintain undrawn availability under the Revolver of not less than $5 million through January 31, 2005, increasing to $7.5 million through February 10, 2005 and $9 million thereafter. The Amendment also deleted the fixed charge coverage ratio covenant that had previously been in the Revolver.

     The Supplemental Advance provides the Company with sufficient liquidity to fund its short-term working capital requirements and senior debt payment obligations, including the interest payment of approximately $3.7 million due and paid on December 31, 2004 to the holders of its $135.0 million Senior Secured Notes due May 1, 2007.

ITEM 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Document
4.1	Waiver and Amendment No. 3 to Loan and Security Agreement, dated as of March 31, 2004, as amended, among Brown Jordan International, Inc., the other Loan Parties thereto, the Lenders and GMAC Commercial Finance LLC, as Agent.

99.1	Press Release dated December 31, 2004 announcing the amendment to the Loan and Security Agreement, dated as of March 31, 2004, as amended.

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SIGNATURES

The Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROWN JORDAN INTERNATIONAL, INC.
Date: January 5, 2005	By:	/s/ Vincent A. Tortorici, Jr.
Vincent A. Tortorici, Jr.,
Chief Accounting Officer

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EXHIBIT INDEX

Exhibit No.	Document
4.1	Waiver and Amendment No. 3 to Loan and Security Agreement, dated as of March 31, 2004, as amended, among Brown Jordan International, Inc., the other Loan Parties thereto, the Lenders and GMAC Commercial Finance LLC, as Agent.

99.1	Press Release dated December 31, 2004 announcing the amendment to the Loan and Security Agreement, dated as of March 31, 2004, as amended.

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